Exhibit 5.2

O’Melveny & Myers LLP Two Embarcadero Center, 28th Floor San Francisco, CA 94111	T: +1 415 984 8700 F: +1 415 984 8701 omm.com	File Number: 0625190-00001

March 25, 2026

Nkarta, Inc.
1150 Veterans Boulevard
South San Francisco, California 94080

Re:	At-the-Market Offering of up to $100,000,000 of Common Stock of Nkarta, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Nkarta, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time by the Company, pursuant to the sales agreement, dated as of March 25, 2026 (the “Sales Agreement”), between the Company and Stifel, Nicolaus & Company, Incorporated, as the sales agent, of shares of the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $100,000,000 (the “Shares”).

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

We have also assumed that the Shares, when issued, will be issued in accordance with and not in violation of any terms and conditions established by the Board of Directors or any committee thereof in the resolutions adopted by the Board of Directors or any such committee thereof with respect to the issuance of the Shares (such approvals are referred to hereinafter as the “Corporate Approvals”).

On the basis of such examination and subject to the limitations and qualifications in this letter, we are of the opinion that the issuance and sale of the Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares pursuant to the terms of the Sales Agreement and in accordance with the Corporate Approvals, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this letter is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Austin  •  Century City  •  Dallas  •  Houston  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC
Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore

This letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as expressly stated herein with respect to the Shares. This letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances that arise after the date hereof and come to our attention or any future changes in laws.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Respectfully submitted, /s/ O’Melveny & Myers LLP